CUSIP No. 032165-10-2                 13G                     Page 9 of 10 pages


                                   EXHIBIT 1
                                      TO
                               AMENDMENT NO. 18
                                      TO
                                 STATEMENT ON
                                 SCHEDULE 13G
                                FILED WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                                 ON BEHALF OF
                            AMSOUTH BANCORPORATION
                                      AND
                            AMSOUTH BANK OF ALABAMA


               Report for the Calendar Year Ended December 31, 1996


     The securities covered by this Statement are held in a fiduciary capacity by the following subsidiaries of AmSouth Bancorporation, which are banks as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and classified in Item 3(b) of Schedule 13G:


                                       AmSouth Bank of Alabama
                                       AmSouth Bank of Florida
                                       AmSouth Bank of Tennessee